As filed with the Securities and Exchange Commission on November 6, 2020
Registration No. 333-248537

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT
NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
Virtu Financial, Inc.
(Exact name of Registrant as specified in its charter)
______________________
Delaware (State or other jurisdiction of incorporation or organization)	32-0420206 (IRS Employer Identification No.)
______________________
One Liberty Plaza
165 Broadway
New York, NY 10006
(Address, including zip code, of Registrant’s principal executive offices)
______________________
Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan
(Full title of the plan)
______________________
Douglas A. Cifu
Chief Executive Officer
One Liberty Plaza
165 Broadway
New York, NY 10006
(212) 418-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
COPIES TO:
John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas New York,
New York 10019—6064
(212) 373-3000
______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Form S-8 amends the Registration Statement on Form S-8 (Registration No. 333-248537) filed by Virtu Financial, Inc. on September 1, 2020 (the “Registration Statement”) solely to include Item 9. Undertakings, which Item was inadvertently omitted from the Registration Statement. Except as revised to include such Item, all other items in the Registration Statement remain unchanged.

Item 9. Undertakings

The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibits

4.1 *
Amended and Restated Certificate of Incorporation of Virtu Financial, Inc. (incorporated by reference from Exhibit 3.1 to Amendment No. 2 to Virtu Financial, Inc.’s Registration Statement on Form S-1 filed on February 20, 2015).

4.2 *	Amended and Restated By-laws of Virtu Financial, Inc. (incorporated by reference from Exhibit 3.2 to Virtu Financial, Inc.’s Quarterly Report on Form 10-Q filed on May 29, 2015).

4.3*	Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan.

4.4*	Form of Restricted Stock Unit and Common Stock Award Agreement.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the Class A common stock.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).
_________________________
* Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act, Virtu Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 6, 2020 .
VIRTU FINANCIAL, INC.

By:	/s/ Douglas A. Cifu
	Name:	Douglas A. Cifu
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on November 6, 2020 , by the following persons in the capacities indicated.
Signature	Title

/s/ Douglas A. Cifu	Chief Executive Officer (Principal Executive Officer) and Director
Douglas A. Cifu

*	EVP and Chief Financial Officer
Sean Galvin	(Principal Financial and Accounting Officer)

*	Founder and Chairman Emeritus
Vincent Viola

*	Director
Robert Greifeld

*	Director
William F. Cruger, Jr.

*	Director
Virginia Gambale

*	Director
Joseph J. Grano

*	Director
Glenn Hutchins

*	Director
John D. Nixon

*	Director
Christopher C. Quick

*	Director
John F. Sandner

*	Director
David Urban

*	Director
Michael T. Viola

*By:	/s/ Douglas A. Cifu
Douglas A. Cifu Attorney-in-Fact